Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-149319, 333-180243, 333-182996, 333-183560, 333-183843, 333-188640 and 333-191429 on Form S-3, Registration Statement Nos. 333-137311, 333-151428, 333-166893, 333-180099, 333-183559 and 333-188948 on Form S-8, and Registration Statement No. 333-181537 and 333-187139 on Form S-4 of Halcón Resources Corporation of our report dated February 27, 2014, with respect to the consolidated balance sheets of Halcón Resources Corporation as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Halcón Resources Corporation.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 27, 2014